Exhibit 99.1

OptimizeRx Secures Two Additional Enterprise Clients on Newly Integrated Digital Healthcare Platform

ROCHESTER, Mich. – March 11, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has secured two additional enterprise-level engagements, expanding access for two clients across the entire OptimizeRx platform.

“These two wins demonstrate continued traction in converting our clients from individual solutions to enterprise platform engagements, allowing them to benefit from a full set of solutions across our network,” said OptimizeRx chief commercial officer, Steve Silvestro. “They also reflect a growing broader interest in enterprise engagements for our expanded platform, which now covers all touchpoints throughout the patient care journey.

“The reason for this interest is simple: our enterprise engagements produce strong results from improved interoperability between our point-of-care and direct-to-patient communications, which all works together to deliver better outcomes. Also, in these times of limited travel, our digital healthcare platform supports the flow of critical communications for industry and healthcare providers regardless of their location.”

OptimizeRx’s newly integrated platform enables unprecedented transparency into patient medication behavior and provides access to patient-provider-pharma communication across the care continuum and in a variety of care settings. Pharmaceutical companies, healthcare providers (HCPs) and payers are now better able to efficiently and effectively address patient medication affordability and therapeutic adherence. This is largely due to improvements in communication and increased level of digital health messages transmitted between HCPs, manufacturers, patients and payers.

According to company CEO, William Febbo: "We are very pleased with our continued conversion of the pipeline of enterprise-level opportunities. We believe our up-sell opportunity of converting our existing clients from individual solutions to enterprise platform engagements is over $100 million. While naturally this will not be realized overnight, we are encouraged by our progress and expect to see continued growth from our integrated platform approach.”

“Such enterprise deals also enable us to increase our revenue per customer, as well as provide a more predictable and consistent revenue stream,” added Febbo. “As we address the industry need for greater collaboration, we see our investments in technology, channel, solutions and our sales team driving continued adoption of our platform.”

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

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